Exhibit 10.22

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [*****].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT OF SENIOR UNSECURED PROMISSORY NOTE AND AMENDED AND RESTATED LETTER OF AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Senior Unsecured Promissory Note dated October 17, 2014 (the "Note") and the Amended and Restated Letter of Agreement dated December 23, 2013, as amended (the “Agreement”) is dated effective as of December 31, 2014, by and between Namecheap, Inc. (“Namecheap”), Rightside Group, Ltd. (“Rightside") and eNom, Incorporated (“eNom”).  Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings set forth in the Note.

WHEREAS, on October 17, 2014, Namecheap issued the Note to Rightside in the original principal amount of $2,500,000, in connection with the Agreement; and

WHEREAS, pursuant to Section 3 of the Note, Namecheap wishes to extend the Maturity Date and concurrently extend the term of the Agreement to coincide with the extended term of the Note, which term will auto-renew as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Namecheap, Rightside and eNom hereby agree as set forth below.

1.

Provided all other prerequisites for extending the Maturity Date of the Note set forth in Section 3 of the Note are first met, the Maturity Date of the Note is hereby extended from December 31, 2014 to June 30, 2015 (the “New Maturity Date”).

2.	Notwithstanding Section 1 of this Amendment, above, Namecheap agrees to pay the currently due principal amount of $500,000 [*****] and, upon receipt of payment [*****], Rightside agrees that [*****].

3.	Pursuant to Section 3 of the Note, the term of the Agreement is hereby extended to expire on the New Maturity Date (the “Extended Agreement Term”), subject to paragraph 4 below.

4.

The Agreement, and all of its obligations therein, including but not limited to Namecheap’s exclusivity obligations, will automatically renew after the Extended Agreement Term for one year successive periods, unless either party provides notice of non-renewal at least 30 days prior to the automatic renewal date.

5.	The parties to the Agreement each acknowledge that the other party is in compliance with all the terms of the Agreement as of the date of this Amendment.

*****Confidential material redacted and filed separately with the Securities and Exchange Commission.

6.	Except as modified hereby, each of the Note and the Agreement shall remain in full force and effect.

7.	Each of Namecheap, Rightside and eNom represents and warrants to the other that it has the right, power and authority to enter into this Amendment.

8.

This Amendment may be executed in counterparts, each of which shall be an original, and deemed to constitute one and the same instrument.  Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Page Follows]

*****Confidential material redacted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing Amendment to be signed by a duly authorized agent of each party, executed as of the day and year first above written.

NAMECHEAP, INC.RIGHTSIDE GROUP, LTD.

By: _/s/ Richard Kirkendall____By: __/s/Taryn Naidu_______________

Name: Richard KirkendallName: Taryn Naidu

Title:    CEOTitle:  CEO

ENOM, INCORPORATED

By: __/s/ Taryn Naidu_______________

Name:  Taryn Naidu

Title:     CEO

*****Confidential material redacted and filed separately with the Securities and Exchange Commission.